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                                                                   EXHIBIT 10.44

                             EMPLOYMENT AGREEMENT

     AGREEMENT made and entered into of December 17, 1997 (the "Effective Date"), between Calypte Biomedical Corporation, a California corporation with its principal office at 1440 Fourth Street, Berkeley, California, 94710 (the "Company") and John J. DiPietro whose residence is 6458 Oberlin Way, San Jose, CA 95123 (the "Executive").

                                  WITNESSETH

     WHEREAS, the Company desires to induce the Executive to assume the additional responsibility of Chief Operating Officer, and to also remain as its Chief Financial Officer and Vice President; and

     WHEREAS, Executive desires to accept such employment with the Company upon and subject to the terms herein provided.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, the parties hereto covenant and agree as follows:

     Section 1.  Term.  Executive's employment under this Agreement shall begin
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December 17, 1997. Unless terminated as provided in Section 8, this Agreement shall remain in effect until December 17, 2000.

     Section 2.  Compensation.  The Company will pay Executive for his services
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a base salary at an initial annual rate of One Hundred Forty Thousand Dollars
($140,000) (the "Base Compensation") payable in accordance with normal Company practice, but in any event not less often than monthly, subject only to such payroll withholding deductions as are required by law. Executive's Base Compensation shall be increased to One Hundred Fifty Thousand ($150,000) upon approval of the urine Western blot by the FDA. The Executive's salary shall be adjusted in accordance with normal merit increases consistent with Company's policy with regard to senior management. Mr. DiPietro is also eligible for a 40% bonus under the Company's bonus plan and shall be entitled to vacation and other benefits provided to the Company's employees generally.

     Section 3.  Office and Duties.  Executive shall have the duties of Chief
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Operating Officer and Chief Financial Officer and Vice President. Executive
shall have the co-responsibility with the CEO, subject to the Chief Executive Officer, for overseeing the operational and financial activities and of the Company. Executive covenants and agrees that during the term of this agreement he will devote all of his working time, attention, and efforts to the performance of his duties hereunder and will not engage in any other employment, business activities, or serve on any boards of directors without the prior approval of the CEO.

     Section 4.  Expenses.  Executive shall be entitled to reimburse for
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business expenses incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefore in accordance with such procedures as the Company has heretofore or may hereafter establish. Executive shall also be entitled to reimbursement for the cost of a corporate apartment. Reimbursement for such apartment shall be increased sufficiently to reimburse Executive for the taxes owed relating to the apartment expense.

     Section 5.  Vacation During Employment.  Executive shall be entitled to
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four weeks vacation each year.
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     Section 6.  Additional Benefits.  To the extent he is otherwise eligible,
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Executive and his qualified dependents shall be entitled to participate in all group insurance programs, retirements plans, profit sharing plans or other fringe benefit plans which the Company in its sole and absolute discretion makes available generally to its employees, provided, however, nothing herein shall require the Company to establish or maintain any such program or plan.

     Section 7.  Equity Ownership. In addition to the 45,000 options previously
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granted, the Executive shall be granted: a) additional incentive stock options to purchase 30,000 shares of Common Stock at $3.625 to continue to serve as the Company's Chief Financial Officer, and b) an additional 50,000 incentive stock options at $3.625 to serve as the Company's Chief Operating Officer. The grants of stock options for the Executive to serve as Chief Operating Officer and those granted to serve as CFO shall be independent of each another. In the event the Executive ceases to serve in one capacity, it will not effect the vesting of stock options granted for the other capacity. All new grants shall be subject to the terms and conditions of the Company's 1991 Stock Option Plan. Such options shall have a term of ten (10) years and shall vest on a monthly basis over a 48 month period beginning as of the Effective Date. In the event that a Change in Control (as defined below) shall occur, all unvested options (current and any future options that may be granted) held be Executive shall become vested and fully exercisable by Executive For the purposes of this Agreement, Change in Control shall mean the sale or merger of the Company in which more than 50% of the voting control of the Company is transferred to the acquiring or purchasing entity.

     Section 8.  Termination of Employment.  Notwithstanding any other provision
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of this Agreement Executive's employment may be terminated under the following conditions:

     (a)  Death.  Executive's employment shall terminate immediately in the
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event of Executive's death during the term of his employment, in which event this Agreement shall terminate without further obligation to Executive's legal representative under this Agreement other than those obligations accrued hereunder as of the date of his death. Vesting of any and all unvested stock options shall cease as of the date the Executive's death.

     (b)  Disability.  The Company may terminate this Agreement after having
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established the Executive's Disability, by giving the Executive written notice of its intention to terminate his employment. For purposes of this Agreement, the term "Disability" shall mean an injury or illness which prevents the Executive from substantially performing the duties and responsibilities for a period of 120 days. Vesting of any and all unvested stock options shall cease as of the date the Executive is terminated for Disability.

     (c)  Involuntary Termination.  The Company may terminate the Executive's
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employment at any time during the term of this Agreement. In the event that the employment of the Executive is terminated by the Company, the Company shall continue to pay Executive his Base Compensation for a period of 6 months and all stock options that would have vested during the term of this agreement (as defined in Section 1 above) shall become fully vested. In addition, the Executive shall receive health, dental and life insurance coverage for three months following the termination date, any accrued salary, expense reimbursement, accrued vacation and any other such compensation, if any, which is applicable and is generally required to be paid to a terminating Executive.

     (d)  Voluntary Termination.  The Executive may voluntarily terminate his
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employment at any time, in which event he shall receive no severance pay other than accrued salary, vacation and any other such compensation, if any, which is applicable and is generally required to be paid to a terminating Executive. Vesting of any and all unvested stock options shall cease as of the date the Executive voluntarily terminates his employment.

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     (e)  For Cause.  The Company may terminate the Executive for Cause. If
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terminated for Cause, the Company shall pay Executive his Base Compensation through the date of termination. In addition, the vesting of stock options shall cease as of the date of termination and the Company shall have no further obligations to the Executive. The term "Cause" shall mean 1) acts of dishonesty or misconduct, 2) repeated violations of Company policies, or 3) failure to perform his duties following a written warning from the Company's CEO or Board of Directors, or 4) breach of any term of this Agreement.

     Section 9.  No Conflict.  Executive represents and warrants to the Company
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that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the convenants or his duties in his said employment.

     Section 10. Notices.  Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.

     Section 11. Miscellaneous Provisions.
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     (a)  No Duty to Mitigate.  The Executive shall not be required to mitigate
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the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

     (b)  Waiver.  No provision of this Agreement shall be modified, waived or
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discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by either the CEO or Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (c)  Entire Agreement.  This Agreement will replace any existing employment
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agreement between the Executive and the Company. However, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

     (d)  Governing Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by laws of the State of
California.

     (e)  Severability. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

     EXECUTIVE                                    CALYPTE BIOMEDICAL
                                                     CORPORATION


By: /s/ John J. Dipietro                By: /s/ William A. Boeger
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    John J. DiPietro                        William A. Boeger

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